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     Because  the  electronic  format  of filing  Form  N-SAR  does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


     Evergreen Special Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A               0        0       6,312,168         15.12


     Class B               0        0       2,091,205         14.42


     Class C               0        0       977,834  14.42


     Class I               0        0       7,759,293         15.63


     Class IS                 0     0       196,098  15.18





     Evergreen Strategic Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             212,334  28.38


     Class B      0                 0.00             105,864  27.54


     Class C      0                 0.00             72,287            27.54


     Class I      1,050,990         0.02             57,133,028        28.61


     Class IS     1,351             0.00             637,867  28.21


     Class R      0                 0.00             333               28.45